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                                                                   Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Form 8-K of Emagisoft Technologies, Inc. of our report dated August 16, 1999 (which report contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of the Company to continue as a going concern) relating to the financial statements of Manatee-American Financial Corp.
appearing in such Form 8-K.



                           RACHLIN COHEN & HOLTZ LLP



Miami, Florida
November 15, 1999